UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On April 22, 2022, the Company acquired all of the issued and outstanding shares of Evasyst Inc. ("Evasyst"), a Delaware corporation ("Evasyst") by means of a reverse triangular merger (the "Merger") completed pursuant to the terms of that Agreement and Plan of Merger dated January 20, 2022 among the Company, the Company's wholly owned subsidiary formed for the purposes of completing the Merger, Evasyst Acquisition Inc. ("Merger Sub"), and Evasyst (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Merger Sub merged with, and into, Evasyst, with Evasyst continuing as the surviving entity as a wholly owned subsidiary of the Company. In consideration for all of the outstanding shares in the common stock of Evasyst (the "Evasyst Shares"), the Company issued to the former stockholders of Evasyst 125,000,000 shares in the Common Stock of the Company. Although the Company was the legal acquirer of Evasyst, under generally accepted accounting principles, the Merger was accounted for as a reverse acquisition, with Evasyst being treated as the acquiring entity for accounting and financial reporting purposes. As such, moving forward the financial statements of the Company will be presented as a continuation of the operations of Evasyst and not the Company,

The following unaudited pro forma condensed consolidated financial statements of the consolidated company (the "pro forma financial statements") include the unaudited pro forma condensed balance sheet as of March 31, 2022, (the "pro forma balance sheet"), the unaudited pro forma condensed statement of operations for the three months ended March 31, 2022, and the twelve months ended December 31, 2021, as adjusted to give effect to the Company's acquisition of Evasyst and the related financing transactions.

The pro forma financial statements are for informational purposes only and are not intended to represent or to be indicative of the actual results of operations or financial position that the consolidated company would have reported had the acquisition been completed as of the dates set forth in the pro forma financial statements, and should not be taken as being indicative of the consolidated company's future consolidated results of operations or financial position.

The assumptions and estimates underlying the unaudited adjustments to the pro forma financial statements are described in the accompanying notes, which should be read together with the pro forma financial statements.

The pro forma financial statements should be read together with the Company's historical financial statements, which are included in the Company's latest annual report on Form 10-K and quarterly report on Form 10-Q, and Evasyst historical information included herein.

These unaudited pro forma condensed consolidated financial statements ("pro forma financial statements") have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP) and are expressed in US dollars. These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual financial statements of the Company and Evasyst.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed consolidated statements of operations, expected to have a continuing impact on the consolidated results following the business combination. The actual pro forma adjustments will depend on a number of factors, and could result in a change to the unaudited pro forma financial statements.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquiree for accounting purposes, the Company has estimated the fair value of Live Current's assets acquired and liabilities assumed.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the audited balance sheet of the Company as at March 31, 2022, with the audited balance sheet of Evasyst as at March 31, 2022, giving effect to the transaction as if it occurred on January 1, 2022.

(b) an unaudited pro forma statement of operations combining the audited annual statement of operations of the Company for the year ended December, 31, 2021, with the audited statement of operations of Evasyst for the year ended December 31, 2021, giving effect to the transaction as if it occurred on January 1, 2021.

(c) an unaudited pro forma statement of operations combining the audited interim statement of operations of the Company for the three months ended March 31, 2022, with the audited statement of operations of Evasyst for the three months ended March 31, 2022, giving effect to the transaction as if it occurred on January 1, 2022.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the consolidated financial statements of the Company for the year ended December 31, 2021. For the year ended December 31, 2021, based on the review of the accounting policies of Evasyst, it is the Company's management's opinion that there are no material accounting differences between the accounting policies of the Company and Evasyst. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and of Evasyst.

It is management's opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with the Company's accounting policies.

Purchase Price and Preliminary Allocation:

The fair value of the net assets acquired are as follows:

Consideration at fair value:	$9,423,142

Cash	2,414,917
Prepaid expenses and other assets	437,932
Intangibles	8,135,954
Total assets	10,988,803
Accounts payable and other	(1,565,661)
Net assets acquired	$9,423,142

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include changes in fair values of assets and liabilities and changes in allocations to intangible assets such as domain names and goodwill.

LIVE CURRENT MEDIA, INC. AND EVASYST INC.

UNAUDITED PROFORMA CONSOLIDATED CONDENSED BALANCE SHEETS

As of March 31, 2022

			Proforma
	Live Current	Evasyst	Ådjustments		Proforma
ASSETS

Current Assets
Cash	$2,414,917	$144,122	$(187,500)	E	$2,371,539
Loan receivable	405,819	-	(405,819)	C	-
Prepaid expenses and other current assets	-	56,214	-		56,214
Total Current Assets	2,820,736	200,336	(593,319)		2,427,753
Intangible assets and goodwill	6,663	-	8,129,291	F	8,135,954
Fixed assets, net	-	11,289	-		11,289
Other assets	32,113	19,407	-		51,520
Total Assets	$2,859,512	$231,032	$7,535,972		$10,626,516

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
Current Liabilities
Accounts payable and other accrued liabilities	$114,509	$936,744	$(11,992)	G	$1,039,261
Secured promissory note	-	400,000	(400,000)	C	-
Right to use lease liability	-	139,190	-		139,190
Total Current Liabilities	114,509	1,475,934	(411,992)		1,178,451

Convertible notes	1,451,152	3,346,510	(3,346,510)	B	1,451,152
Interest payable	-	236,661	(236,661)	G	-
Stock payable	-	1,020,002	(1,020,002)	B	-
Right to use lease liability	-	134,371	-		134,371
Total Liabilities	1,565,661	6,213,478	(5,015,165)		2,763,974

Commitments and contingencies

Stockholders' Equity (Deficit):
Preferred stock	-	4,121,206	(4,121,206)	B	-
Common stock	35,559	95	(35,375)	A	163,349
			163,070	D	-
Additional paid in capital	19,361,360	244,905	(19,361,360)	A	17,998,684
			8,487,534	B	-
			9,266,245	D	-
Accumulated deficit	(18,103,068)	(10,348,652)	18,103,068	A	(10,299,491)
			236,661	C	-
			(187,500)	E	-

Total Stockholders' Equity (Deficit)	1,293,851	(5,982,446)	12,551,137		7,862,542

Total Liabilities and Stockholders' Equity (Deficit)	$2,859,512	$231,032	$7,535,972		$10,626,516

The accompanying notes are an integral part of these unaudited proforma financial statements.

LIVE CURRENT MEDIA, INC. AND EVASYST INC.

UNAUDITED PROFORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
Three months ended March 31, 2022

	Live Current	Evasyst	Ådjustments		Proforma

Revenues	$-	$87,542	$-		$87,542

Total Operating Expenses	214,811	2,013,063	187,500	E	2,415,374

Loss from Operations	(214,811)	(1,925,521)	(187,500)		(2,327,832)

Other income (expense)
Interest expense, net	(2,308)	(35,685)	33,057	G	(4,936)
Other miscellaneous income (expense), net	(19,942)	(95,433)	-		(115,375)

Total other income (expense)	(22,250)	(131,118)	33,057		(120,311)

Income (Loss) Before Income Taxes	(237,061)	(2,056,639)	(154,443)		(2,448,143)

Income Taxes	-	-	-		-

Net Income (Loss)	$(237,061)	$(2,056,639)	$(154,443)		$(2,448,143)

Net Loss per Common Share:
Basic & Diluted	$(0.01)	$(2.16)			$(0.01)

Weighted Average Common Shares Outstanding:
Basic & Diluted	35,121,563	951,488			163,348,483

The accompanying notes are an integral part of these financial statements.

LIVE CURRENT MEDIA, INC. AND EVASYST INC.

UNAUDITED PROFORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
Year ended December 31, 2021

	Live Current	Evasyst	Ådjustments		Proforma

Revenues	$-	$427,868	$-		$427,868

Total Operating Expenses (Income)	(496,868)	606,218	187,500	E	296,850

Loss (Income) from Operations	496,868	(178,350)	(187,500)		131,018

Other income (expense)
Interest expense, net	-	(124,647)	118,484	G	(6,163)
Other miscellaneous income (expense), net	346,253	(89,332)	-		256,921

Total other income (expense)	(346,253)	(213,979)	118,484		(441,748)

Net Income (Loss)	$150,615	$(392,329)	$(69,016)		$(310,730)

Net Loss per Common Share:
Basic & Diluted	$0.00	$(0.41)			$(0.00)

Weighted Average Common Shares Outstanding:
Basic & Diluted	34,837,625	951,488			163,348,483

The accompanying notes are an integral part of these financial statements.

LIVE CURRENT MEDIA, INC. AND EVASYST INC.

NOTES TO UNAUDITED PROFORMA CONSOLIDATED CONDENSED STATEMENT

Pro Forma Adjustments

The pro forma adjustments are based on the Company's preliminary estimates and assumptions that are subject to change. The pro forma financial statements incorporate the following pro forma adjustments:

A Represents the elimination of Live Current's historical equity common stock.

B Represents the elimination of the value of the Evasyst's preferred stock, convertible debt, stock payable which was converted to common stock after during April 2022 in contemplation of the merger.

C Represents the elimination of the two loans for $200,000 each by Live Current to Evasyst during the three month period ended March 31, 2022.

D Represents the fair value of the common stock assumed in the reverse merger and the adjustment of common stock to Live Current's par value.

E Represents the payment of the estimated transaction costs of approximately $187,500 related to the merger.

F Reflects the adjustment of historical intangible assets acquired by the Company to their estimated fair values. As part of the preliminary valuation analysis, the Company identified intangible asset which include domain names. The identification and fair value of intangible assets and resulting goodwill from excess of consideration over the fair value of net assets acquired is being evaluated by management. The amount presented in the proforma financial statements are preliminary estimates. As of the preparation of these proforma financial statements, intangible assets with definite lives that would require amortization, have been identified.

G Reflects the elimination of interest expense and accrued interest on convertible debt that was converted to shares of stock upon merger.